UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2006

Nobel Learning Communities, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(484) 947-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2006, the Registrant amended and restated its Credit Agreement dated as of February 20, 2004 (the “Original Credit Agreement”) among the Registrant, certain of its subsidiaries, the lenders party thereto and Harris N.A. as agent for such lenders, by entering into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Registrant, certain of its subsidiaries (the “Subsidiary Guarantors”), the lenders party thereto (the “Lenders”) and Harris N.A., as agent for the Lenders (the “Agent”). Pursuant to the Credit Agreement, the Lenders have provided the Registrant with a revolving line of credit under which the Registrant can borrow, repay and reborrow revolving credit loans in an aggregate amount not to exceed $50,000,000 outstanding at any time (the “Revolving Facility”). Subject to borrowing availability under the Revolving Facility, the Registrant is permitted under the Revolving Facility to request (i) the issuance of letters of credit in an aggregate face amount not to exceed $3,500,000 and (ii) obtain short-term swing loans in an aggregate amount not to exceed $2,000,000. The initial proceeds of such loans were used to refinance the Registrant’s outstanding term loans and revolving loans under the Original Credit Agreement. In addition, the Registrant is permitted to use the revolving credit loans to (i) provide for the Registrant’s ongoing working capital needs and (ii) finance certain acquisitions.

The Registrant’s obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) are secured by a blanket lien on all of the assets of the Registrant and by first mortgage liens on certain of the Registrant’s real property. In addition, the Subsidiary Guarantors have provided a joint and several guaranty (the “Guaranty”) of the Registrant’s obligations under the Credit Agreement and the other Loan Documents. The Guaranty is also secured by a blanket lien on all of the Subsidiary Guarantors’ assets. The foregoing security interests granted by the Registrant and the Subsidiary Guarantors are evidenced by an Amended and Restated Security Agreement dated as of October 30, 2006.

Borrowing rates for the revolving credit loans are determined at the Registrant’s option at the time of each borrowing. The Registrant may choose from (i) a base rate, which is generally equal to (a) the greater of (i) the prime rate and (ii) the federal funds rate plus (b) 0.5% plus (c) a specified margin ranging from 0% per annum to 0.50% per annum, or (ii) a rate based generally on the London Interbank Offer Rate plus a specified margin ranging from 1.00% per annum to 2.00% per annum. The specified margin is determined quarterly based on the Leverage Ratio (as defined below) for the applicable fiscal quarter. All swing loans bear interest, at the Registrant’s option, at either the base rate or at a rate quoted by the Agent at the time of the Registrant’s request for a swing loan. The Registrant is also required to pay a customary quarterly commitment fee on the average daily unused portion of the Revolving Facility for each fiscal quarter and customary fees in connection with the issuance of letters of credit. The commitment fee ranges from 0.20% per annum to 0.40% per annum and is determined quarterly based on the Registrant’s Leverage Ratio for the applicable fiscal quarter. The fees associated with letters of credit include an issuance fee equal to 0.125% on the face amount of the letter of credit requested and a quarterly fee on the average daily face amount of letters of credit outstanding during such quarter ranging from 1.00% per annum to 2.00% per annum based on the Registrant’s Leverage Ratio for the applicable fiscal quarter.

All principal outstanding under the Revolving Facility will be due and payable on October 30, 2011. Interest accrued on the outstanding amounts under the Revolving Facility will be payable quarterly.

The Lenders also require the Registrant to make certain mandatory repayments utilizing a certain percentage of the proceeds received from (i) certain dispositions of assets in excess of $500,000 in any fiscal year, (ii) an Event of Loss (as defined in the Credit Agreement) during the existence of a Default (as defined in the Credit Agreement) or an Event of Default (as defined in the Credit Agreement) or to the extent the Registrant does not apply such proceeds to repair or restore damaged property within 180 days following the receipt of such proceeds, (iii) the issuance of equity securities in certain circumstances and (iv) the incurrence of additional indebtedness. However, such mandatory prepayments will not result in an automatic reduction of the Lenders’ commitments to provide revolving credit loans under the Revolving Facility.

The Registrant has the right to prepay the revolving credit loans in whole or in part without premium or penalty, subject to timing conditions related to the borrowing rate chosen by the Registrant under the Credit Agreement.

The Credit Agreement contains representations, warranties and covenants customary for financings of this type including, without limitation, financial covenants under which the Registrant is obligated to, on a consolidated basis, (i) maintain, as of the end of each fiscal quarter, a certain minimum ratio of total funded debt as determined on such date to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period of four consecutive fiscal quarters then ending (“Leverage Ratio”), (ii) achieve, as of the end of each fiscal quarter, certain minimum EBITDA target for the period of four consecutive fiscal quarters then ending and (iii) maintain, as of the end of each fiscal quarter, a minimum ratio of fixed charges (which include, among other things, payments of principal made or required to be made, cash interest expenses, cash taxes paid and dividends made) to EBITDA of 1.25 to 1.00, in each case for the period of four consecutive fiscal quarters then ending. In addition, Registrant and its subsidiaries are subject to certain other covenants, including, without limitation, covenants limiting their ability to (i) incur indebtedness and guaranty obligations, (ii) make loans, advances, investments and acquisitions, (iii) merge or liquidate, (iv) sell or transfer assets, (v) incur capital expenditures and (iv) engage in transactions with affiliates.

The Registrant is also subject to customary events of default, including, without limitation, (i) the failure to pay principal, interest or fees when due, (ii) material breach of representations or warranties, (iii) covenant defaults, (iv) cross-defaults to other indebtedness in excess a specified amount, (v) change of control, (vi) insolvency or bankruptcy and (vii) monetary judgments in excess of a certain amount. If an Event of Default occurs and is continuing, the Agent or the Required Lenders (as defined in the Credit Agreement) may declare the outstanding obligations under the Credit Agreement immediately due and payable.

In addition to its functions under the Credit Agreement and the Original Credit Agreement, the Agent and certain of its affiliates perform certain general banking and investment banking services for the Registrant.

The description of the Credit Agreement set forth about is qualified by reference to the Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document

10.1	Amended and Restated Credit Agreement with Harris N.A., as agent for the lenders, dated as of October 30, 2006.

10.2	Amended and Restated Security Agreement dated as of October 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nobel Learning Communities, Inc. (Registrant)

November 3, 2006	By:	/ s/ Thomas Frank
	Name:	Thomas Frank
	Title:	Chief Financial Officer